Exhibit 99.1

PRESS RELEASE

Contact:	Caxton-Iseman Capital Mark Semer Kekst and Company (212) 521-4802	Manchester Technologies Elan Yaish Chief Financial Officer (631) 951-7060

CAXTON-ISEMAN CAPITAL TO ACQUIRE MANCHESTER TECHNOLOGIES,
PARENT OF ELECTROGRAPH SYSTEMS, LEADING DISTRIBUTOR
OF PLASMA AND OTHER DISPLAY SOLUTIONS

Manchester Shareholders to Receive $6.40 Per Share in Cash

Company to Operate as Electrograph Systems Under Leadership of Industry Executive Alan Marc Smith and Current President Sam Taylor

HAUPPAUGE, NY and NEW YORK CITY, April 18, 2005 – Manchester Technologies, Inc. (Nasdaq: MANC) (the “Company”) and Caxton-Iseman Capital, Inc. today announced a definitive agreement under which investment vehicles associated with Caxton-Iseman will acquire Manchester and its wholly-owned subsidiary, Electrograph Systems, Inc., in a cash transaction valued at approximately $56 million, net of the Company’s fees and expenses.

Founded in 1982, Electrograph is a leading value-added distributor of display technology solutions and plasma display monitors to the professional, commercial and high-end consumer markets. Electrograph offers the most comprehensive product selection of any such distributor, and is the only one to operate a nationwide sales and service network. It generated revenues of approximately $150 million in the fiscal year ended July 31, 2004.

Under the terms of the agreement, which was unanimously approved by the Manchester Board of Directors, Manchester shareholders will receive $6.40 per share in cash for each share they currently own.

Following completion of the transaction, the Company will operate as a private enterprise under the name Electrograph Systems, Inc. Alan Marc Smith, the former President and Chief Executive Officer of Westcon Group, Inc., a value-added distributor of networking and communications equipment, will invest alongside Caxton-Iseman in the transaction and become Chief Executive Officer of Electrograph. Sam Taylor, President of Electrograph, will remain in his position and will also invest in the transaction.

Robert A. Ferris, a Managing Director of Caxton-Iseman, said: “Electrograph is an ideal platform from which to capitalize on the dramatic growth in the market for plasma and LCD display solutions for professional, commercial and high-end consumer users. As the market for these products expands in the coming years, we believe that manufacturers will come to rely more heavily on value-added distributors that have a unique ability to reach the market’s integrators, resellers and their end customers.

Electrograph has built exceptional relationships with its vendors and customers, including designers of fully integrated audio-visual systems. As such, the business is well positioned to enter new complementary product areas and geographies through both organic growth and acquisitions.

“We are pleased to partner in this transaction with Alan Marc Smith, who has a great track record in the value-added technology distribution sector. As CEO of Westcon he was responsible for the company’s dramatic growth and continued success through the industry downturn. We are confident that Alan and Sam Taylor, who has done a great job as president of Electrograph over the past decade, will be an effective leadership team as Electrograph seeks to pursue a number of attractive growth opportunities as an independent company,” Mr. Ferris concluded.

Barry R. Steinberg, Chief Executive Officer of Manchester, said: “I’m delighted to announce this transaction with Caxton-Iseman, which will provide significant value to our shareholders. I’m very proud of the service we have provided our customers and how we have represented our vendors over the past 33 years. They will be in good hands with the new ownership group.”

Mr.     Taylor said: “This transaction with Caxton-Iseman is a positive development for Electrograph, and our vendors, customers and employees. Under new ownership we will continue our tradition of value-added distribution for our customers. Electrograph will offer the best selection of large format displays and associated peripherals as well as the highest level of service and support in our industry. Concurrently, we will actively pursue new ways to add value for our business partners.”

Mr.     Smith said: “I am pleased to participate in Caxton-Iseman’s acquisition of Electrograph and to lead the business under its ownership. Caxton-Iseman is a great strategic and financial partner to management teams and has consistently created value for company stakeholders. I look forward to working with the Caxton-Iseman team, Sam Taylor and the Electrograph team to achieve our shared business objectives.”

Mr.     Smith was CEO of Westcon Group, Inc. from 2001 to 2004, during which time he oversaw the growth of the company from $200 million in revenues to more than $2 billion, and from 120 employees to more than 1,200. As CEO he managed 8 acquisitions and 24 subsidiary integrations in 16 countries. Mr. Smith served as Executive Vice President and Chief Operating Officer of Westcon Group from 1998-2001 and Director of Business Development and Planning from 1997 to 1998.

Completion of the transaction, which is expected to occur in the third quarter of calendar year 2005, is subject to approval by the Company’s shareholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Act, completion of debt financing and customary closing conditions. Mr. Steinberg, who holds approximately 56% of the Company’s outstanding shares, has agreed to vote his shares in favor of the transaction.

Caxton-Iseman has received a commitment from Antares Capital Corporation to provide a senior credit facility to help fund the transaction.

About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a distributor of display technology solutions and plasma display monitors through its subsidiary Electrograph Systems, Inc. and is a distributor of computer hardware, primarily to dealers and system integrators. More information about the Company and Electrograph can be obtained by visiting their websites located at http://www.e-manchester.com and the website of its subsidiary at http://www.electrograph.com.

About Caxton-Iseman Capital

Caxton-Iseman Capital, Inc. is a New York-based private equity firm.  Its portfolio companies include Ply Gem Industries, Inc., a manufacturer of vinyl building products with pro forma revenues of approximately $800 million; Anteon International Corporation (NYSE: ANT), an information technology provider to the Federal government with revenues of approximately $1.3 billion; and Buffets Inc., the leading owner and operator of buffet-style restaurants with revenues of approximately $930 million.

Manchester will be filing a proxy statement and other relevant documents concerning the proposed merger with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED MERGER. Investors and securityholders will be able to obtain the document free of charge at the SEC’s Web site (WWW.SEC.GOV), or at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, documents filed with the SEC by Manchester may be obtained free of charge by contacting Manchester Technologies, Inc., Attn: Investor Relations (tel: 631-951-7060). INVESTORS AND SECURITYHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION. Manchester and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of Manchester’s stockholders to approve and adopt the merger agreement for the proposed merger. The participants in this solicitation may include the directors and executive officers of Manchester, who may have an interest in the proposed merger as a result of beneficially holding shares or options of Manchester. A detailed list of the names and interests of Manchester’s directors and executive officers, and of their beneficial ownership interests in Manchester, is contained in Manchester’s proxy statement for its 2005 Annual Meeting, which may be obtained without charge at the SEC’s Web site (WWW.SEC.GOV).

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release: failure to consummate the merger; failure of Manchester’s shareholders to approve the merger; failure of the Buyer to obtain debt financing; failure of Manchester and the Buyer to obtain the required consents and approvals under the Hart-Scott-Rodino Act; the imposition of any government conditions to the closing of the proposed transaction; or the failure by Manchester or the Buyer to satisfy other conditions to the consummation of the Merger as set forth in the Merger Agreement.  Additional factors that may affect the future results of Manchester are set forth in Manchester’s filings with the Securities and Exchange Commission (“SEC”), which are available at www.emanchester.com.

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